Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: Valerie Collado
Phone: (610) 386-1720
Fax: (484) 881-7402
Email: valerie_collado@vwr.com

VWR to Hold Third Quarter 2010 Financial Results Conference Call

RADNOR, PA, November 9, 2010 — VWR Funding, Inc., the parent company of VWR International, LLC, a leading global laboratory supply and distribution company, will hold a conference call on Monday, November 15, 2010 to discuss its third quarter 2010 financial results.

Who:	John M. Ballbach, Chairman, President and CEO Gregory L. Cowan, Senior Vice President and CFO

When:	Monday, November 15, 2010 1:00 PM Eastern Time (ET)

How:	Interested parties may participate by dialing (631) 291-4515 or toll free at (877) 380-5633. A replay of the call will be available from 5:00 PM ET on Monday, November 15, 2010 through midnight, Monday, November 29, 2010 by dialing (706) 645-9291 or toll free at (800) 642-1687, conference ID for both replay numbers will be 24190868.

Information:	VWR Funding’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 will be filed on or before Monday, November 15, 2010 with the Securities and Exchange Commission.

About VWR International, LLC

VWR International, LLC, headquartered in Radnor, Pennsylvania, is a global laboratory supply and distribution company with worldwide sales in excess of $3.5 billion in 2009. VWR enables the advancement of the world’s most critical research through the distribution of a highly diversified product line to most of the world’s top pharmaceutical and biotech companies, as well as industrial, educational and governmental organizations. With 150 years of industry experience, VWR offers a well-established distribution network that reaches thousands of specialized labs and facilities spanning the globe. VWR has over 6,500 associates around the world working to streamline the way researchers across North America, Europe, and Asia stock and maintain their labs. In addition, VWR further supports its customers by providing onsite services, storeroom management, product procurement, supply chain systems integration and technical services.

For more information on VWR, phone (800) 932-5000, visit www.vwr.com, or write, VWR International, LLC, Radnor Corporate Center, Building One, Suite 200, P.O. Box 6660, 100 Matsonford Road, Radnor, PA 19087.

VWR and design are registered trademarks of VWR International, LLC.